Exhibit 99.1

300 Throckmorton Street Fort Worth, TX 76102

KMG Reports Third Quarter 2017 Financial Results

FORT WORTH, Texas—June 9, 2017—KMG (NYSE: KMG), a global provider of specialty chemicals, today announced financial results for the fiscal 2017 third quarter ended April 30, 2017.

2017 Third Quarter Financial Highlights

•

GAAP diluted earnings per share was $0.49 compared to $0.53 per diluted share in the third quarter of fiscal 2016. In last year’s third quarter, KMG recorded a bargain purchase gain of $2.1 million, equivalent to $0.17 per diluted share, for the acquisition of NFC.

•	Adjusted diluted earnings per share[1] was $0.53 compared to $0.41 per share reported in the third quarter of last year.
•

GAAP net income was $6.1 million compared to $6.4 million in last year’s third quarter. The decrease in net income from the prior period was due to the bargain purchase gain for the acquisition of NFC that benefited net income by $2.1 million in the third quarter of 2016.

•	Adjusted net income[2] was $6.5 million, up 31% from $4.9 million in the year-earlier period.
•	Adjusted EBITDA[3] was a record $14.0 million, up 24% from $11.2 million in the third quarter of fiscal 2016.

Chris Fraser, KMG chairman and chief executive officer, said, “KMG achieved another quarter of strong results, driven by continued growth in both our electronic chemicals and performance materials segments as well as a positive contribution from the acquisition of Sealweld. Consolidated sales grew 3% sequentially and 9% year-over-year to $81.6 million, while adjusted EBITDA improved to a record $14 million, reflecting increases in all businesses. As a result, adjusted EPS grew 29% to $0.53, marking our eleventh consecutive quarter of double-digit year-over-year growth in adjusted earnings per share.”

Mr. Fraser continued, “Third quarter sales in our electronic chemicals segment increased 4% from last year’s third quarter, excluding a $1.2 million foreign currency translation impact from the strengthening of the US dollar, but declined slightly, as anticipated, from the exceptionally strong level reported in the second quarter. Global semiconductor production trends remained favorable, and we benefited from our strategic initiatives to align our product offerings and global capabilities with our customers’ growing needs for purity, quality and reliability.

“Our performance materials segment generated sales of $13.5 million, a 58% increase from last year’s third quarter, driven by stronger demand for industrial lubricants and the

[1]	Non-U.S. GAAP measure. See Table 2 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.
[3]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

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contribution from Sealweld, which expanded our presence and customer reach in the pipeline services market. We also experienced good sales growth in our wood treating chemicals business, as severe weather stimulated demand for replacement utility poles treated with penta. Overall, segment operating income grew 48% from the prior year to $4.2 million, a record level for this segment.”

Mr. Fraser concluded, “Looking ahead, our acquisition of Flowchem remains on track to close in mid-June and we’re excited to join forces with Flowchem’s exceptional team. The addition of Flowchem will expand and strengthen our capabilities and product offering in the growing market for pipeline performance products and services, enabling us to more fully serve our pipeline customers throughout the world. Flowchem adds significant size, scale and diversity to our global operations, and will be substantially accretive to our EBITDA, margins and adjusted earnings per share.”

Consolidated results

Third quarter Dollars in thousands, except EPS	Fiscal 2017		Fiscal 2016
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[4]	(GAAP)	(non-GAAP)[5]
Net sales	$81,616	$81,616	$75,168	$75,168
Operating income	9,367	10,001	7,029	8,032
Operating margin	11.5%	12.3%	9.4%	10.7%
Net income	$6,067	$6,479	6,362	4,944
Diluted earnings per share	$0.49	$0.53	$0.53	$0.41

Nine months ended April 30 Dollars in thousands, except EPS	Fiscal 2017 YTD		Fiscal 2016 YTD
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[6]	(GAAP)	(non-GAAP)[7]
Net sales	$237,182	$237,182	$222,677	$222,677
Operating income	27,087	28,671	20,486	23,369
Operating margin	11.4%	12.1%	9.2%	10.5%
Net income	18,293	19,323	14,932	14,736
Diluted earnings per share	$1.50	$1.58	$1.25	$1.24

[4]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[5]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[6]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.
[7]	Non-U.S. GAAP measure. See Tables 2 and 2A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Business segment results

Electronic Chemicals	Third Quarter	Third Quarter	Nine Months	Nine Months
Dollars in thousands	Fiscal 2017	Fiscal 2016	Fiscal 2017	Fiscal 2016
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$68,141	$66,637	$204,829	$195,239
Operating income	8,509	8,183	26,153	23,927
Operating margin	12.5%	12.3%	12.8%	12.3%

For the third fiscal quarter, the Electronic Chemicals segment reported:

•

Sales of $68.1 million, up 2.3% from the third quarter of fiscal 2016. Excluding a foreign currency translation impact of $1.2 million, sales increased 4.0% year-over-year to $69.3 million. Product volume growth primarily drove the Q3 sales increase.

•

Operating income of $8.5 million, up 4.0% from $8.2 million in the same period of fiscal 2016. Operating income increased primarily due to product volume growth and operating efficiencies. Operating margin improved to 12.5% compared to 12.3% in the prior-year period.

•	Adjusted EBITDA[8] of $11.5 million compared to $10.7 million last year.

Performance Materials

The Performance Materials segment, previously called Other Chemicals, consists of the wood treating chemicals business and the industrial lubricants business.

Performance Materials	Third Quarter	Third Quarter	Nine Months	Nine Months
Dollars in thousands	Fiscal 2017	Fiscal 2016	Fiscal 2017	Fiscal 2016
	As Reported	As Reported	As Reported	As Reported
	(GAAP)	(GAAP)	(GAAP)	(GAAP)
Net sales	$13,475	$8,531	$32,353	$27,437
Operating income	4,224	2,853	10,927	9,421
Operating margin	31.4%	33.4%	33.8%	34.3%

For the third fiscal quarter, the Performance Materials segment reported:

•

Sales of $13.5 million, up 58% versus $8.5 million in the same period a year ago. Sales increased due to higher sales of industrial lubricants, the contribution from Sealweld and increased wood treating chemicals sales.

[8]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

•

Operating income of $4.2 million, or 31.4% of sales, compared to $2.9 million, or 33.4% of sales, last year. The increase in operating income was due to higher volume in the industrial lubricants business, including the contribution from Sealweld, and higher volume in the wood treating chemicals business. Segment operating margins declined 200 basis points, reflecting product sales mix and higher raw materials costs.

•	Adjusted EBITDA[9] of $4.8 million versus $3.2 million last year.

Conference call

Date: Friday, June 9, 2017

Time: 9:00 a.m. ET

Dial in: 877-789-6981 or 541-797-2420

Participant passcode: 32739092

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 12:00 p.m. ET on June 9, 2017. To access the call, dial 855-859-2056 (domestic) or 404-537-3406 (international) using participant passcode 32739092.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. For more information, visit the Company's website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

[9]	Non-U.S. GAAP measure. See Tables 1 and 1A for reconciliation.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2017	2016	2017	2016
Net sales	$81,616	$75,168	$237,182	$222,677
Cost of sales	49,106	46,010	143,787	136,026
Gross profit	32,510	29,158	93,395	86,651

Distribution expenses	9,457	9,177	28,329	28,125
Selling, general and administrative expenses	13,616	12,575	37,909	36,512
Restructuring charges	70	377	70	1,398
Realignment charges	−	−	−	130
Operating income	9,367	7,029	27,087	20,486
Other (expense) income
Interest expense, net	(301)	(201)	(650)	(605)
Gain on purchase of NFC	−	2,069	−	2,069
Other, net	144	(375)	88	(243)
Total other (expense) income, net	(157)	1,493	(562)	1,221

Income before income taxes	9,210	8,522	26,525	21,707
Provision for income taxes	(3,143)	(2,160)	(8,232)	(6,775)
Net income	$6,067	$6,362	$18,293	$14,932
Earnings per share:
Net income per common share basic	$0.51	$0.54	$1.54	$1.27
Net income per common share diluted	$0.49	$0.53	$1.50	$1.25

Weighted average shares outstanding:
Basic	11,888	11,729	11,884	11,714
Diluted	12,303	11,990	12,236	11,923

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	April 30,	July 31,
	2017	2016
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$14,097	$12,428
Accounts receivable
Trade, net of allowances of $105 at April 30, 2017 and $210 at July 31, 2016	39,098	33,324
Other	3,230	5,572
Inventories, net	38,868	37,401
Prepaid expenses and other	7,105	6,623
Total current assets	102,398	95,348

Property, plant and equipment, net	81,725	79,739
Goodwill	24,648	22,228
Intangible assets, net	38,508	33,906
Restricted cash	−	1,000
Other assets, net	5,152	4,807
Total assets	$252,431	$237,028

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$25,867	$26,418
Accrued liabilities	12,265	11,252
Employee incentive accrual	4,190	5,999
Total current liabilities	42,322	43,669

Long-term debt	34,000	35,800
Deferred tax liabilities	9,434	9,948
Other long-term liabilities	4,459	4,422
Total liabilities	90,215	93,839

Commitments and contingencies

Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	−	−
Common stock, $.01 par value, 40,000,000 shares authorized, 11,887,513 shares issued and outstanding at April 30, 2017 and 11,877,282 shares issued and outstanding at July 31, 2016	119	119
Additional paid-in capital	40,557	36,553
Accumulated other comprehensive loss	(14,251)	(12,047)
Retained earnings	135,791	118,564
Total stockholders’ equity	162,216	143,189
Total liabilities and stockholders’ equity	$252,431	$237,028

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended
	April 30,
	2017	2016
Cash flows from operating activities
Net income	$18,293	$14,932
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	10,864	10,606
Non-cash restructuring and realignment charges	−	295
Amortization of loan costs	125	125
Stock-based compensation expense	4,280	3,659
Allowance for excess and obsolete inventory	(27)	173
Gain on disposition of equipment	(200)	−
Gain on purchase of NFC	−	(2,069)
Deferred income tax benefit	(1,189)	(219)
Excess tax benefit from stock-based awards	(694)	−
Other	(14)	28
Changes in operating assets and liabilities
Accounts receivable — trade	(3,172)	5,022
Accounts receivable — other	2,253	(2,515)
Inventories	606	2,798
Other current and noncurrent assets	(1,062)	541
Accounts payable	(1,282)	(7,257)
Accrued liabilities and other	(1,444)	3,234
Net cash provided by operating activities	27,337	29,353

Cash flows from investing activities
Additions to property, plant and equipment	(8,586)	(11,377)
Purchase of NFC, net of cash acquired	−	(2,572)
Purchase of Sealweld, net of cash acquired	(16,584)	−
Proceeds − insurance claim	1,247	−
Net cash used in investing activities	(23,923)	(13,949)

Cash flows from financing activities
Borrowings under credit facility	17,000	2,800
Payments under credit facility	(18,800)	(14,000)
Excess tax benefit from stock-based awards	−	38
Payment of dividends	(1,066)	(1,053)
Cash payments related to tax withholdings from stock-based awards	(277)	−
Net cash used in financing activities	(3,143)	(12,215)

Effect of exchange rate changes on cash	398	(160)

Net increase in cash, cash equivalents and restricted cash	669	3,029
Cash, cash equivalents and restricted cash at beginning of period	13,428	8,517
Cash, cash equivalents and restricted cash at end of period	$14,097	$11,546

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Reconciliation of GAAP financial measures to non-GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. We define adjusted EBITDA as earnings from operations before interest, taxes, depreciation, amortization, acquisition and integration expenses, restructuring and realignment charges and other relevant items.

KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED ADJUSTED EBITDA

(in thousands)

	Third Quarter Fiscal 2017	Third Quarter Fiscal 2016
Consolidated GAAP net income	$6,067	$6,362
Add back:
Interest expense	301	201
Income taxes	3,143	2,160
Depreciation & amortization*	3,817	3,772
Gain on purchase of NFC	—	(2,069)
Acquisition & integration expenses	562	233
Corporate relocation expense	2	393
Restructuring charges, excluding accelerated depreciation	70	187
Consolidated adjusted EBITDA	$13,962	$ 11,239
*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

	Nine Months Ended April 30, 2017	Nine Months Ended April 30, 2016
Consolidated GAAP net income	$18,293	$14,932
Add back (deduct):
Interest expense	650	605
Income taxes	8,232	6,775
Depreciation & amortization*	10,864	10,901
Gain on purchase of NFC	—	(2,069)
Acquisition & integration expenses	1,145	233
Corporate relocation expense	369	1,122
Restructuring & realignment charges, excluding accelerated depreciation	70	1,233
Consolidated adjusted EBITDA	$39,623	$33,732
*Includes depreciation related to restructuring and realignment included in non-cash restructuring and realignment charges on the statement of cash flows.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 1A

RECONCILIATION OF OPERATING INCOME TO ADJUSTED EBITDA

Note that we do not allocate certain financial statement line items below operating income to our segments; as such, the reconciliations below only reflect the reconciliation of our operating income by segment to our non-GAAP measures.

Third Quarter Fiscal 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$8,509	4,224	(3,366)	9,367
Other income (expense)	99	33	12	144
Depreciation and amortization	2,857	549	411	3,817
Acquisition & integration expenses	−	−	562	562
Restructuring charges	−	−	70	70
Corporate relocation expense	−	−	2	2
Adjusted EBITDA	11,465	4,806	(2,309)	13,962
Corporate allocation	3,329	842	(4,171)	−
Adjusted EBITDA excl. corporate allocation	14,794	5,648	(6,480)	13,962

Nine Months Ended April 30, 2017	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	26,153	10,927	(9,993)	27,087
Other income (expense)	(88)	66	110	88
Depreciation and amortization	8,502	1,121	1,241	10,864
Acquisition & integration expenses	−	−	1,145	1,145
Restructuring charges	−	−	70	70
Corporate relocation expense	−	−	369	369
Adjusted EBITDA	34,567	12,114	(7,058)	39,623
Corporate allocation	9,987	2,527	(12,514)	−
Adjusted EBITDA excl. corporate allocation	44,554	14,641	(19,572)	39,623

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www.kmgchemicals.com ● NYSE: KMG

Third Quarter Fiscal 2016	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$8,183	$2,853	($4,007)	$7,029
Other income (expense)	(401)	17	9	(375)
Depreciation and amortization	2,896	285	591	3,772
Acquisition & integration expenses	—	—	233	233
Restructuring charges*	—	—	187	187
Corporate relocation expense	—	—	393	393
Adjusted EBITDA	10,678	3,155	(2,594)	11,239
Corporate allocation	2,818	992	(3,810)	—
Adjusted EBITDA excl. corporate allocation	$13,496	$4,147	($6,404)	$11,239
*Excludes depreciation

Nine Months Ended April 30, 2016	Electronic	Performance
(in thousands)	Chemicals	Materials	Corporate	Total
Operating Income (Loss)	$23,927	$9,421	($12,862)	$20,486
Other income (expense)	(75)	(75)	(93)	(243)
Depreciation and amortization	8,660	868	1,373	10,901
Acquisition & integration expenses	—	—	233	233
Restructuring & realignment charges*	—	—	1,233	1,233
Corporate relocation expense	—	—	1,122	1,122
Adjusted EBITDA	32,512	10,214	(8,994)	33,732
Corporate allocation	7,779	2,573	(10,352)	—
Adjusted EBITDA excl. corporate allocation	$40,291	$12,787	($19,346)	$33,732
* Excludes depreciation

Table 2

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

(in thousands)

	Three Months Ended
	April 30,
	2017	2016
Net income	$6,067	$6,362
Items impacting pre-tax income:
Acquisition & integration expenses	562	233
Corporate relocation expense	2	393
Gain on purchase of NFC	−	(2,069)
Restructuring & realignment charges	70	377
Income taxes*	(222)	(352)
Adjusted net income	$6,479	$4,944
Adjusted diluted earnings per share	$0.53	$0.41
Weighted average diluted shares outstanding	12,303	11,990
* Represents the aggregate tax-effect assuming a 35% tax rate of the items impacting pre-tax income, except for the gain on the purchase of NFC, which is not a recognized gain for tax purposes.

Phone: 817.761.6100 ● Fax: 817.720.1043

www.kmgchemicals.com ● NYSE: KMG

Table 2 (continued)

(in thousands)

	Nine Months Ended
	April 30,
	2017	2016
Net income	$18,293	$14,932
Items impacting pre-tax income:
Acquisition & integration expenses	1,145	233
Corporate relocation expense	369	1,122
Gain on purchase of NFC	−	(2,069)
Restructuring & realignment charges	70	1,528
Income taxes*	(554)	(1,010)
Adjusted net income	$19,323	$14,736
Adjusted diluted earnings per share	$1.58	$1.24
Weighted average diluted shares outstanding	12,236	11,923
*Represents the aggregate tax-effect assuming a 35% tax rate of the items impacting pre-tax income.

Table 2A

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES

Third Quarter Fiscal 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$9,367	11.5%	$6,067	$0.49
Acquisition & integration expenses	562	0.7%	365	0.03
Restructuring & realignment charges	70	0.1%	46	0.01
Corporate relocation expense	2	0.0%	1	0.00
Non-GAAP measure	$10,001	12.3%	$6,479	$0.53

Nine Months Ended April 30, 2017	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$27,087	11.4%	$18,293	$1.50
Acquisition & integration expenses	1,145	0.5%	744	0.06
Restructuring & realignment charges	70	0.0%	46	0.00
Corporate relocation expense	369	0.2%	240	0.02
Non-GAAP measure	$28,671	12.1%	$19,323	$1.58

Third Quarter Fiscal 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$7,029	9.4%	$6,362	$0.53
Acquisition & integration expenses	233	0.3%	151	0.01
Restructuring charges	377	0.5%	245	0.02
Gain on purchase of NFC	—	0.0%	(2,069)	(0.17)
Corporate relocation expense	393	0.5%	255	0.02
Non-GAAP measure	$8,032	10.7%	$4,944	$0.41

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Nine Months Ended April 30, 2016	KMG Chemicals, Inc.
Dollars in thousands, except EPS
	Operating		Net	Diluted Earnings
	Income	Margin	Income	Per Share
GAAP measure	$20,486	9.2%	$14,932	$1.25
Acquisition & integration expenses	233	0.1%	151	0.01
Restructuring & realignment charges	1,528	0.7%	993	0.09
Gain on purchase of NFC	—	0.0%	(2,069)	(0.17)
Corporate relocation expense	1,122	0.5%	729	0.06
Non-GAAP measure	$23,369	10.5%	$14,736	$1.24

KMG Investor Relations

Eric Glover, 817-761-6006

eglover@kmgchemicals.com

Phone: 817.761.6100 ● Fax: 817.720.1043

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